INVESCO VAN KAMPEN CORE PLUS FIXED INCOME FUND                     SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/28/2011
FILE NUMBER :      811-05686
SERIES NO.:        16

72DD.   1 Total income dividends for which record date passed during the period. (000's Omitted)
          Class A   $ 1,464
        2 Dividends for a second class of open-end company shares (000's Omitted)
          Class B   $   111
          Class C   $   124
          Class Y   $    28

73A.      Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1 Dividends from net investment income
          Class A   $0.1680
        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B   $0.1306
          Class C   $0.1071
          Class Y   $0.1793

74U.    1 Number of shares outstanding (000's Omitted)
          Class A     7,901
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B       737
          Class C       990
          Class Y        64

74V.    1 Net asset value per share (to nearest cent)
          Class A   $  9.71
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B   $  9.70
          Class C   $  9.69
          Class Y   $  9.65

INVESCO VAN KAMPEN HIGH YIELD FUND                                 SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/28/2011
FILE NUMBER :      811-05686
SERIES NO.:        18

72DD.   1 Total income dividends for which record date passed during the period. (000's Omitted)
          Class A               $13,145
        2 Dividends for a second class of open-end company shares (000's Omitted)
          Class B               $   924
          Class C               $ 1,515
          Class Y               $   521
          Institutional Class   $   704

73A.      Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1 Dividends from net investment income
          Class A               $0.3303
        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B               $0.2966
          Class C               $0.2912
          Class Y               $0.3426
          Institutional Class   $0.3476

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                38,922
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                 2,797
          Class C                 5,150
          Class Y                 1,141
          Institutional Class     1,538

74V.    1 Net asset value per share (to nearest cent)
          Class A               $  9.92
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B               $ 10.00
          Class C               $  9.82
          Class Y               $  9.93
          Institutional Class   $  9.93